UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 27, 2010

ROLLINS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324

(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code:  (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On April 27, 2010, Rollins, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”), pursuant to notice duly given.  The proposal to ratify the appointment of Grant Thornton LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter. The results of the voting for each of these proposals were as follows:

1. Election of Directors.

Election of Class III Directors	For	Withheld	Broker Non-Votes
Bill J. Dismuke	90,584,600	682,122	2,035,583
Thomas J. Lawley, M.D.	90,479,505	787,217	2,035,583
Wilton Looney	90,503,285	763,437	2,035,583

Each director nominee was duly elected to serve until the Annual Meeting of Stockholders in 2013 or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement.

2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

For	92,400,342
Against	467,765
Abstain	437,198

Shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: April 28, 2010	By:	/s/ Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)